For Immediate Release

Contact:                 Investor Relations
Owens Realty Mortgage, Inc.
www.owensmortgage.com
(925) 239-7001

Owens Realty Mortgage, Inc.
Reports Fourth Quarter and Full Year 2013 Financial Results

WALNUT CREEK, CA. – March 27, 2014 – Owens Realty Mortgage, Inc. (the “Company”) (NYSE MKT: ORM) today reported financial results for the fourth quarter and year ended December 31, 2013.

Fourth Quarter 2013 Highlights

•	Net income attributable to common stockholders of $170,874, or $0.02 per diluted common share
•	Book value attributable to common stockholders of $16.66 per common share at December 31, 2013 as compared to $16.56 per common share at September 30, 2013
•	FFO of $711,323, or $0.07 per diluted common share (see Non-GAAP Financial Measures)
•	Recorded $557,000 in reversals of allowance for loan losses and $111,000 provision for loan losses ($446,000 net reversal)
•	Recorded $666,000 in impairment losses on real estate properties
•	The Company repurchased 367,050 shares of its common stock at an aggregate cost of $4.56 million including commissions, or a weighted-average cost of $12.43 per share

Year 2013 Highlights

•	Completed reorganization on May 20, 2013 in order to qualify as a real estate investment trust for federal income tax purposes
•	Began trading on the NYSE MKT on July 1, 2013
•	Declared 2013 common dividends of $0.25 per share
•	Net income attributable to common stockholders of $8,732,897, or $0.78 per diluted common share
•	FFO of $937,980, or $0.08 per diluted common share (see Non-GAAP Financial Measures)
•	Completed the full or partial sale of six real estate properties for net proceeds of $11,052,000 and gain on sale of $2,943,000
•	Recorded $7,913,000 in reversals of allowance for loan losses and $91,000 provision for loan losses ($7,822,000 net reversal)
•	Recorded $666,000 in impairment losses on real estate properties
•	The Company repurchased 403,910 shares of its common stock at an aggregate cost of $5.02 million including commissions, or a weighted-average cost of $12.44 per share

“2013 was an important year for Owens Realty Mortgage.  Having successfully completed the merger of Owens Mortgage Investment Fund into the Company and the listing of our common stock on the NYSE MKT, we have directed our efforts to resuming lending activities and the continued development and improvement of certain properties held in the portfolio, and the disposing of our real estate assets at opportune times.  Although less than a year since our conversion to a REIT, we have made positive progress towards achieving these goals.” stated William Owens, the Company’s Chairman and CEO.

Fourth Quarter and 2013 Financial Results

The Company reported net income attributable to common stockholders of $170,874 or $0.02 per basic and diluted common share for the three months ended December 31, 2013 as compared to a net loss of $(1,922,420) or $(0.17) per basic and diluted common share for the corresponding quarter of the prior year. The fourth quarter 2013 net income attributable to common stockholders includes recognition of previously deferred gain of approximately $233,000 from the sale of the office and condominium units in Oakland, California in 2013 due to a partial repayment of the carryback loan in the amount of $1,554,000 during the quarter, approximately $446,000 of income from the reversal of the provision for loan losses primarily related to a decrease in the specific loan loss allowance on one loan due to a new appraisal obtained that indicated a higher fair value of the securing collateral, and impairment losses of approximately $666,000 recognized on two real estate properties as a result of new appraisals obtained.

For the year ended December 31, 2013, the Company reported net income attributable to common stockholders of $8,732,897 or $0.78 per basic and diluted common share as compared to net loss of $(1,679,820) or $(0.15) per basic and diluted common share for the year ended December 31, 2012.

Quarter End Loan Portfolio

The following tables set forth certain information regarding the Company’s loan portfolio at December 31, 2013 and December 31, 2012.
	December 31, 2013	December 31, 2012
By Property Type:
Commercial	$26,158,878	$21,884,292
Residential	27,461,913	19,199,631
Land	5,175,502	29,178,339
	$58,796,293	$70,262,262
By Position:
Senior loans	$52,876,293	$53,544,038
Junior loans	5,920,000	16,718,224
	$58,796,293	$70,262,262

The types of property securing the Company’s commercial real estate loans are as follows:

	December 31, 2013	December 31, 2012
Commercial Real Estate Loans:
Retail	$4,140,000	$10,290,000
Assisted care	4,021,946	4,021,946
Office	15,484,932	3,708,468
Industrial	1,245,000	900,878
Marina	—	1,863,000
Golf course	1,267,000	1,100,000
	$26,158,878	$21,884,292

Loans by geographic location:
	December 31, 2013	Portfolio	December 31, 2012	Portfolio
	Balance	Percentage	Balance	Percentage
Arizona	$7,535,000	12.81%	$7,535,000	10.72%
California	39,862,058	67.80%	52,774,682	75.12%
Hawaii	1,450,000	2.47%	—	—%
Louisiana	1,520,000	2.58%	1,320,000	1.88%
Pennsylvania	4,021,946	6.84%	4,021,946	5.72%
Utah	2,391,286	4.07%	2,594,631	3.69%
Washington	2,016,003	3.43%	2,016,003	2.87%
	$58,796,293	100.00%	$70,262,262	100.00%

Quarter End Real Estate Property Portfolio

The following tables set forth certain information regarding the Company’s real estate portfolio at December 31, 2013 and December 31, 2012.

Real Estate Held for Investment:
	December 31, 2013	December 31, 2012
Land	$46,873,135	$24,766,280
Residential	47,037,370	14,547,406
Retail	15,588,452	11,974,751
Office	9,348,331	9,657,815
Industrial	4,605,910	4,656,936
Storage	3,943,780	4,037,575
Marina	2,028,855	—
Golf course	—	1,959,492
	$129,425,833	$71,600,255

Real Estate Held for Sale:

	December 31, 2013	December 31, 2012
Residential	$93,647	$42,458,402
Land	3,427,200	7,752,836
Retail	—	5,553,856
Golf course	1,961,284	—
Marina	408,000	408,000
	$5,890,131	$56,173,094

Non-GAAP Financial Measures

Funds from Operations

The Company utilizes supplemental non-GAAP measures of operating performance, including funds from operations (“FFO”), an industry-wide standard measure of REIT operating performance. We believe FFO provides investors with additional information concerning our operating performance and a basis to compare our performance with those of other REITs. We determine FFO in accordance with the standards established by the National Association of Real Estate Investment Trusts ("NAREIT"), as net income (loss) attributable to common stockholders (computed in accordance with GAAP), plus depreciation and amortization of real estate assets, plus impairments of real estate assets and provisions for loan losses, reduced by gains (losses) from sales of real estate and extraordinary items, and after adjustments for unconsolidated ventures.

Our calculation of FFO may not be comparable to similar measures reported by other REITs. This non-GAAP financial measure should not be considered as an alternative to net income as a measure of our operating performance or to cash flows computed in accordance with GAAP as a measure of liquidity, nor is it indicative of cash flows from operating and financial activities.

We urge investors to carefully review the GAAP financial information included as part of the Company’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and quarterly earnings releases.

The following table reconciles FFO to comparable GAAP financial measures:

Funds from Operations:

	For the Three Months Ended		For the Twelve Months Ended
	December 31, 2013	December 31, 2012	December 31, 2013	December 31, 2012
Funds from Operations
Net income attributable to common stockholders	$ 170,874	$ (1,922,420)	$ 8,732,897	$ (1,679,820)
Adjustments:
Depreciation and amortization of real estate assets	543,700	446,380	2,485,587	2,292,537
Depreciation allocated to non-controlling interests	(30,725)	(3,666)	(180,771)	(72,240)
Provisions for impairment of real estate assets	666,240	3,840,000	666,240	4,873,266
(Reversal of) provision for loan losses	(445,768)	(523,179)	(7,822,112)	(124,000)
Gain on sales of real estate assets	(230,765)	(1,459,299)	(2,942,861)	(4,111,841)
Adjustments for unconsolidated ventures	37,767	49,353	(1,000)	(2,000)
FFO attributable to common stockholders	$ 711,323	$ 427,169	$ 937,980	$ 1,175,902
Basic and diluted FFO per common share	$ 0.07	$ 0.04	$ 0.08	$ 0.11

Subsequent Events

Credit Facility

On February 10, 2014, the Company entered into a Credit Agreement and Advance Formula Agreement with California Bank & Trust (“CB&T”) as the lender and executed a related Master Revolving Note and Security Agreement, which agreements provide the Company with a new revolving line of credit facility (the “Credit Facility”).  Subject to various conditions, borrowings under the Credit Facility will be used for general corporate purposes and to finance the origination of new commercial real estate loans.

The maximum borrowings under the revolving Credit Facility is the lesser of $20,000,000, which is the face amount of the Master Revolving Note, or the amount determined pursuant to a borrowing base calculation described in the Advance Formula Agreement. At any time that the aggregate principal amount of the total borrowings under the Credit Facility exceeds the maximum permitted pursuant to the borrowing base calculation, the Company must promptly repay an amount equal to such excess.

Borrowings under the Credit Facility mature on February 5, 2016.  Such borrowings will bear interest payable monthly, in arrears, on the first business day of each month, at the prime rate of interest established by CB&T from time-to-time (currently 3.25%) plus one quarter percent (.25%) per annum. Upon a default under the Credit Facility such interest rate increases by 2.00%.

Borrowings under the Credit Facility will be secured by certain assets of the Company. These collateral assets will include the grant to CB&T of first-priority deeds of trust on certain real property assets and trust deeds of the Company to be identified by the parties from time-to-time and all personal property of the Company, which collateral includes the assets described in the Security Agreement and in other customary “Collateral Agreements” that will be entered into by the parties from time-to-time.

Loan Foreclosure

In March 2014, the Company assigned a loan secured by a marina, a campground and land located in Bethel Island, California with a principal balance of approximately $2,960,000 to a new wholly owned subsidiary, Sandmound Marina, LLC. Sandmound Marina, LLC then foreclosed on the loan and obtained the properties via the trustee’s sale.

Purchase and Sale Agreement

In February 2014, TSV entered into a Purchase and Sale Agreement to purchase nine additional parcels of land (and certain related assets) that constitute the balance of parcels in the second phase of the Project and that border the other parcels owned by TSV for $6,000,000 in cash.

Common Stock Dividend

On March 20, 2014, the Board of Directors declared a quarterly dividend of $0.05 per share of common stock for the quarter ending March 31, 2014, which is payable on April 14, 2014 to stockholders of record on March 31, 2014.

Loan Originations

During the first quarter of 2014 (through March 24, 2014), the Company originated $7,169,000 in new loans.

About Owens Realty Mortgage, Inc.

Owens Realty Mortgage, Inc., a Maryland corporation, is a specialty finance company that invests in commercial real estate mortgage loans primarily in the Western U.S.  The Company provides customized, short-term capital to small and middle-market investors and developers who require speed and flexibility. We are organized and conduct our operations to qualify as a real estate investment trust, or REIT, for U.S. federal income tax purposes. Owens Realty Mortgage, Inc., is headquartered in Walnut Creek, California, and is externally managed and advised by Owens Financial Group, Inc.

Additional information can be found on the Company’s website at www.owensmortgage.com.

Forward-Looking Statements

This press release includes “forward-looking statements” within the meaning of the safe harbor provisions of the United States Private Securities Litigation Reform Act of 1995.  Actual results may differ from expectations, estimates and projections and, consequently, readers should not rely on these forward-looking statements as predictions of future events. These forward-looking statements include information about possible or assumed future results of the Company’s business, financial condition, liquidity, results of operations, plans, goals, and objectives. Words such as “expect,” “target,” “assume,” “estimate,” “project,” “budget,” “forecast,” “anticipate,” “intend,” “plan,” “may,” “will,” “could,” “should,” “believe,” “predicts,” “potential,” “continue,” and similar expressions are intended to identify such forward-looking statements.

Readers are cautioned not to place undue reliance upon any forward-looking statements, which speak only as of the date made.  The Company does not undertake or accept any obligation to release publicly any updates or revisions to any forward-looking statement to reflect any change in its expectations or any change in events, conditions or circumstances on which any such statement is based.  Additional information concerning these and other risk factors is contained in the Company’s most recent filings with the Securities and Exchange Commission.  All subsequent written and oral forward looking statements concerning the Company or matters attributable to the Company or any person acting on its behalf are expressly qualified in their entirety by the cautionary statements above.

Selected Financial Data:

OWENS REALTY MORTGAGE, INC.

Consolidated Balance Sheets as Recast(1)
December 31,

Assets	2013	2012
Cash and cash equivalents	$8,158,734	$21,131,505
Restricted cash	4,095,435	6,264,110
Loans, net of allowance for losses of $4,739,088 in 2013 and $24,417,897 in 2012	54,057,205	45,844,365
Interest and other receivables	1,673,978	3,485,061
Other assets, net of accumulated depreciation and amortization of $976,090 in 2013 and $877,589 in 2012	1,197,683	1,126,723
Investment in limited liability company	2,142,582	2,141,777
Real estate held for sale	5,890,131	56,173,094
Real estate held for investment, net of accumulated depreciation of $9,599,719 in 2013 and $6,518,160 in 2012	129,425,833	71,600,255

Total assets	$206,641,581	$207,766,890
Liabilities and Equity
Liabilities:
Dividends payable	$180,000	$1,234,352
Due to Manager	293,776	298,349
Accounts payable and accrued liabilities	2,710,745	4,012,650
Deferred gains	3,313,169	1,327,406
Notes payable	13,917,585	13,384,902
Total liabilities	20,415,275	20,257,659
Commitments and Contingencies
Equity:
Stockholders’ equity:
Preferred stock, $.01 par value per share, 5,000,000 shares authorized, no shares issued and outstanding at December 31, 2013 and 2012	—	—
Common stock, $.01 par value per share, 50,000,000 shares authorized, 11,198,119 shares issued, 10,794,209 and 11,198,119 shares outstanding at December 31, 2013 and 2012, respectively	111,981	111,981
Additional paid-in capital	182,437,522	182,985,281
Treasury stock, at cost – 403,910 shares at December 31, 2013	(5,023,668)	—
Retained earnings (accumulated deficit)	2,348,575	(3,637,331)
Total stockholders’ equity	179,874,410	179,459,931
Noncontrolling interests	6,351,896	8,049,300
Total equity	186,226,306	187,509,231

Total liabilities and equity	$206,641,581	$207,766,890

(1) As recast to reflect the balances of Owens Mortgage Investment Fund, LP combined with the balances of Owens Realty Mortgage, Inc. beginning January 1, 2012, as required under the accounting guidelines for a transfer between entities under common control (refer to Note 1).

OWENS REALTY MORTGAGE, INC.

Consolidated Statements of Operations as Recast(1)
Years Ended December 31,

	2013	2012

Revenues:
Interest income on loans secured by trust deeds	$3,020,884	$2,567,583
Gain on foreclosure of loan	952,357	—
Rental and other income from real estate properties	11,223,260	13,237,664
Income from investment in limited liability company	160,805	155,741
Other income	4,406	5,290
Total revenues	15,361,712	15,966,278

Expenses:
Management fees to Manager	1,664,076	1,760,589
Servicing fees to Manager	151,643	164,606
General and administrative expense	1,657,467	1,421,332
Rental and other expenses on real estate properties	8,170,318	10,235,444
Depreciation and amortization	2,485,587	2,292,537
Interest expense	513,750	523,579
Environmental remediation expense	—	100,000
Reversal of provision for loan losses	(7,822,112)	(124,000)
Impairment losses on real estate properties	666,240	4,873,266
Total expenses	7,486,969	21,247,353

Operating income (loss)	7,874,743	(5,281,075)
Gain on sales of real estate, net	2,942,861	4,111,841
Net income (loss)	10,817,604	(1,169,234)
Less: Net income attributable to noncontrolling interests	(2,084,707)	(510,586)
Net income (loss) attributable to common stockholders	$8,732,897	$(1,679,820)

Per common share data:
Basic and diluted earnings (loss) per common share	$0.78	$(0.15)
Basic and diluted weighted average number of common shares outstanding	11,127,820	11,198,119
Dividends declared per share of common stock	$0.25	$0.17

(1) As recast to reflect the balances of Owens Mortgage Investment Fund, LP combined with the balances of Owens Realty Mortgage, Inc. beginning January 1, 2012, as required under the accounting guidelines for a transfer between entities under common control (refer to Note 1).